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                                                                   EXHIBIT 10.11

                         TRANSFER RESTRICTION AGREEMENT


         This TRANSFER RESTRICTION AGREEMENT (this "Agreement") is entered into as of December 2, 1997, by and between Packaged Ice, Inc., a Texas corporation (the "Company"), and Erica Jesselson, an individual residing in the state of New York (the "Investor").


                             W I T N E S S E T H :


         WHEREAS, the Investor has agreed to purchase 15,000 shares of the Company's 10% Exchangeable Preferred Stock (the "10% Preferred Stock") and 6 shares of the Company's Series C Preferred Stock (the "Series C Preferred Stock") and Warrants (the "Warrants") to acquire 115,385 shares of common stock par value $.01 per share ("Common Stock"); and


         WHEREAS, for the purposes of this Agreement, the Series C Preferred Stock, the Warrants, any additional warrants (as calculated in Section 4.7 of the Securities Purchase Agreement dated December 2, 1997 between the Company and the Investor (the "Securities Purchase Agreement")), and any shares of Common Stock acquired through the exercise of the Warrants or any other warrants, which are acquired by the Investor on or after the date hereof shall hereinafter collectively be referred to as the "Securities." The defined term Securities shall not include shares of the 10% Preferred Stock.


         NOW, THEREFORE, for and in consideration of the premises set forth above, the mutual promises, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor agree as follows:


         1.    RESTRICTION ON TRANSFER OF STOCK


               1.1. Without the prior written consent of the Company as authorized by a majority of the Board of Directors of the Company, Investor shall not sell, make a gift of, assign, transfer or otherwise dispose of (collectively, a "Transfer") any of the Securities or any right, title or interest therein, to Suiza Foods Corporation, Reddy Ice Corporation ("Reddy Ice") and their respective subsidiaries, affiliates, and successors resulting from a Business Combination. For the purposes of this Agreement, "Business Combination" shall mean a merger, consolidation or sale of substantially all of the assets of a corporation or other entity. Any purported Transfer in violation of any provision of this Agreement shall not operate to transfer any interest to the intended transferee, and shall not be given any effect by the Company.


               1.2. All Securities now owned or hereafter acquired by the Investor shall be issued, held and transferred in accordance with, and shall at all times be subject to, the terms and conditions of this Agreement. Any Transfer of such Securities (in accordance with this Agreement) shall be contingent upon the transferee either (a) executing and delivering to the Company a written agreement containing substantially the same terms set forth herein, or (b) becoming a party to the Amended and Restated Shareholders Agreement dated September 20,
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1995, as amended, by delivering signed signature pages of the aforementioned
Amended and Restated Shareholders Agreement to the Company.


               1.3. Each certificate representing Securities now owned or hereafter acquired by the Investor shall be endorsed substantially as follows:


               "The Securities represented by this Certificate and the Transfer thereof are subject to and restricted by a Transfer Restriction Agreement entered into by the Company and the holder hereof, a copy of which may be obtained without charge by the holder hereof upon written request to the Company at its principal office."


         2.    TERMINATION


               This Agreement shall terminate upon the occurrence of any one of the following events:


           (a) the Company permanently ceases to do business;


           (b) the Company and Reddy Ice consummate a Business Combination;


           (c) the shareholders of the Company, as of the date hereof, own less than 50% of the stock outstanding of the Company after a Business Combination;


           (d) the consummation of a sale of all or substantially all of the Company's assets, or the sale of a majority of the Common Stock by the holders thereof, or a merger or consolidation of the Company (other than a merger or consolidation in which the holders of a majority of the outstanding Common Stock as of the date immediately prior to the merger or consolidation maintain ownership of a majority of the voting securities of the surviving or resulting entity);


           (e) there is consummated an underwritten public offering of the Company's common stock, which results in net proceeds to the Company and the shareholders of at least $40,000,000;


           (f) the written agreement of the Investor and the Company; or


           (g) the occurrence of any monetary default by the Company under the 10% Exchangeable Preferred Stock, the Company's bank credit facility or any indenture to which the Company is subject, however, only after the expiration of any applicable notice and cure period, where such monetary default remains uncured.


         3.    GENERAL


               3.1. Delivery of Notices. Any notice, offer, demand, payment, request, response or other communication required or permitted hereunder shall be given in writing, by personal

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delivery, fax, express mail, or by United States certified mail (postage prepaid, return receipt requested) to the Company and the Investor at their respective addresses set forth below:


              If to the Company:        Packaged Ice, Inc.
                                        Attn.:  President
                                        8572 Katy Freeway, Suite 101
                                        Houston, Texas  77024

              If to the Investor:       Erica Jesselson
                                        c/o Michael Jesselson
                                        1301 Avenue of the Americas, Suite 4101
                                        New York, NY 10019


or to such other address as the party to receive such communication has last designated by written notice delivered to the other party in accordance with the foregoing provisions. All communications (including offers) hereunder shall be deemed "dated" (i) when sent or dispatched, if given in accordance with this Section 3.1 or (ii) when received, if given in any other manner. Any time period referenced in this Agreement shall be deemed to include the last day of such period.


               3.2. Further Assurances. Each party hereto agrees to perform any further acts, and to execute and deliver any further documents or instrument, which may be reasonably necessary to carry out the provisions of this Agreement.


               3.3. Severability. In the event any of the provisions of this Agreement are held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions shall not be affected thereby.


               3.4. Binding Effect and Assignment. Subject to the restrictions against transfer as set forth herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns.


               3.5. Captions and Section Headings. Captions and section headings used herein are for convenience only and shall not be used in construing this Agreement. All section cross-references are to sections within this Agreement.


               3.6. Governing Law. This Agreement has been executed in and shall be governed by the laws of the State of Texas.


               3.7. Waiver. No waiver or indulgence by either party of any failure by the other party to keep or perform any terms or provision of this Agreement shall be a waiver of any preceding or succeeding breach of the same or of any other term or provision of this Agreement.


               3.8. Confidentiality. Except as otherwise set forth herein or as otherwise required by law, including the federal securities law, the Company and the Investor agree to maintain in confidence the terms of this Agreement.


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               3.9. Gender. Whenever herein, the masculine gender shall include the feminine and neuter genders, and vice versa, as the context may require.


               3.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


         IN WITNESS WHEREOF, the Company and the Investor have executed this Transfer Restriction Agreement on the date first above written.


                             SIGNATURE PAGE FOLLOWS



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                  TRANSFER RESTRICTION AGREEMENT SIGNATURE PAGE




                  "COMPANY"               PACKAGED ICE, INC.


                                          By:
                                             -------------------------
                                             A.J. Lewis III, President



                  "INVESTOR"              ERICA JESSELSON


                                          By:
                                             -------------------------
                                                Erica Jesselson




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